                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15 (d) of the

                         Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)       September 27, 1995


                           VANDERBILT GOLD CORPORATION

DELAWARE                           1-9904              88-0244117
------------------------------     ------------------  ------------------------
(State or other jurisdiction       (Commission File    (IRS Employer
of incorporation)                  Number)             Identification Number)


4625 Wynn Rd., Suite 103
Las Vegas, Nevada                                      89103
------------------------------                         ------------------------
(Address of Executive Offices)                         (Zip Code)

Registrants telephone number including area code. (702) 362-3152

                                 Not Applicable
     ----------------------------------------------------------------------
          Former name or former address, if changed since last report)

ITEM 1 & 2     SIGNIFICANT TRANSACTION


Vanderbilt Gold Corporation entered into a purchase agreement on the La Sierra concession of approximately 32,000 acres located in Durango, Mexico, on September 27, 1995. The entire Agreement is attached which is between Rosarence S.A. de C.V. and Vanderbilt Gold Corporation.

Vanderbilt Gold Corporation entered into a joint venture Agreement on the Las Coloradas Property consisting of approximately 12,000 acres located in Durango, Mexico, on December 22, 1995. The entire Agreement is attached which is between Compania Minera Cosalteca, S.A. de C.V., Vanderbilt Gold Corporation, Guardian Enterprises, Ltd. and Consolidated Viscount Resources, Ltd.

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly



Date: January 10, 1996
                                        VANDERBILT GOLD CORPORATION



                                        ---------------------------------------
                                        Keith W. Fegert, President and Chief
                                        Executive Officer

                                    AGREEMENT

     THIS AGREEMENT is made as of Sept. 27, 1995 (the "Effective Date") by and between VANDERBILT GOLD CORPORATION, a Delaware Corporation, ("VANDERBILT") whose address is 7625 Wynn Road, Las Vegas, Nevada 89103, facsimile telephone number 702-362-8313, and Compania Minera Rosarence S.A. de C.V. ("ROSARENCE"), a Mexican Corporation of Culiacan, Sinaloa, Mexico, whose address is Carratera Culiacan-Eldorado KM 0.600 Interior 3, Culiacan, Sinaloa, Mexico, facsimile telephone number 011-52-696-50306.

                                    RECITALS

     ROSARENCE is the owner of a certain mineral exploration concession known as the La Sierra Concession located in Durango, Mexico, which is more particularly described in the attached Exhibit "A" (the "CONCESSION").
     The parties desire to enter into an agreement which will supersede any earlier agreements and whereby VANDERBILT purchases the CONCESSION and all of the shares of ROSARENCE.
     This agreement is intended to be legally binding but the parties recognize that they may be required under Mexican law to enter into a more formal agreement to give full effect to the rights and obligations of both parties.

     1. PURCHASE OF CONCESSION. ROSARENCE hereby grants to VANDERBILT an exclusive and irrevocable right to purchase the CONCESSION described in Exhibit "A", attached hereto. ROSARENCE further grants VANDERBILT the right to purchase all of the shares of ROSARENCE as part of the same purchase and for no additional consideration. The purchase of ROSARENCE shall solely be the shell corporation and the CONCESSION.

     2. CONSIDERATION. The consideration for the purchase of the CONCESSION is as follows:
          A. VANDERBILT shall pay to ROSARENCE the sum of $120,000.00. Payments shall be as follows: $30,000 within 10 days of the execution of this Agreement. If this initial payment is not made by Vanderbilt, this Agreement may be canceled, at the option of ROSARENCE, without further obligation on the part of either party. Three additional payments of $30,000 shall be paid on a quarterly basis following the first payment.
          B. VANDERBILT shall provide all sums necessary to keep the CONCESSION in force with the government of Mexico until the final closing of the purchase of the CONCESSION by VANDERBILT.
          C. Within 30 days of the execution of this Agreement, VANDERBILT will issue to ROSARENCE the amount of 1,800,000 (One Million Eight Hundred Thousand) shares of VANDERBILT restricted shares of common stock to ROSARENCE, which shall be deemed a private placement, however, said shares shall be freely transferable within 45 days from the date of issuance pursuant to Regulation S.
               Until the purchase price is paid in full, title to the CONCESSION shall be held in trust and released to VANDERBILT upon its completion of payment of the purchase price or to ROSARENCE if VANDERBILT does not complete the payment of the purchase price pursuant to the terms and conditions of this Agreement.

     3. REPRESENTATIONS OF ROSARENCE. ROSARENCE represents that to the best of its knowledge and belief:

          A. There is no condition or impediment that legally prevents it from entering into this agreement.
          B.   There are no liens or encumbrances against the CONCESSION.
          C. There are no environmental problems, no reclamation problems, no existing labor disputes nor any labor contracts nor any other legal or governmental matters that would significantly impair the ability of ROSARENCE or VANDERBILT to explore, develop, process minerals and produce minerals from the CONCESSION.
          D. ROSARENCE has clear title to the CONCESSION and that it may legally transfer the CONCESSION to VANDERBILT upon the exercise by VANDERBILT of its option hereunder.

     4. VANDERBILT'S DUE DILIGENCE. VANDERBILT has been previously provided with information concerning title to the CONCESSION. VANDERBILT may continue, at its own expense, to conduct whatever investigations and inquiries it deems necessary related to their examination of title and other legal matters during a period not to exceed thirty (30) days from and after the execution of this Agreement. If VANDERBILT identifies any legal defects that would impair the security of its investment or the ability to mine and process ore from the CONCESSION, it shall notify ROSARENCE of same. If ROSARENCE cannot cure such defect or defects within fifteen (15) days of notification of same, then VANDERBILT shall have the option to cancel the Agreement without further obligation.

     5. GEOLOGICAL INFORMATION. ROSARENCE has previously delivered or communicated to VANDERBILT certain geological and engineering information including reserve ore calculations regarding the CONCESSION. ROSARENCE makes no representations as to the validity of accuracy of such information, calculation or any conclusions that might be inferred therefrom and shall not be responsible for any loss or damage suffered by VANDERBILT in reliance upon such information. VANDERBILT acknowledges that such information was supplied as a courtesy by ROSARENCE and at the request of VANDERBILT and that the decision of VANDERBILT to enter into this Agreement was not based upon the information supplied by ROSARENCE or any statements made by employees, consultants, or other representatives for or on behalf of ROSARENCE, but solely upon the investigations and testing conducted by VANDERBILT.

     6. EFFECT OF AGREEMENT. Upon execution of this Agreement, it shall be binding upon the parties unless and until the parties agree to a more formal agreement if the same is deemed advisable by Mexican legal counsel to accomplish the intention of the parties under the laws of Mexico. This Agreement supersedes all prior agreement or understandings between the parties.

     7.   GENERAL PROVISIONS.

          A. The rights of VANDERBILT in this Agreement shall not be assigned without having first obtained the written consent of ROSARENCE which consent shall not be unreasonably withheld. ROSARENCE may freely assign its interest in this Agreement at any time.

          B. Any notice or communication required or permitted hereunder shall be effective when personally delivered or deposited, postage prepaid, with Federal Express or DHL (or any other courier as the parties may agree on in advance) to the addressed specified above. Any such notice shall be effective three (3) days after deposit with such a courier. Any party may, by notice given to the other as given aforesaid, change its mailing address for future notices.
          C. All references to payment of money in this Agreement shall be in UNITED STATES DOLLARS.

     8. FURTHER ASSURANCES. The parties intend that this Agreement be a binding and enforceable contract, but they further understand that it may be necessary to enter into other further agreements to memorialize or otherwise give legal effect to the terms and conditions of this Agreement and agreed to do so. If any provision of this Agreement is in violation of the laws of Mexico, such invalidity shall not effect the remainder of this Agreement and such remaining portions of this Agreement shall be interpreted to give the maximum possible effect to the intention of the parties to sell the CONCESSION while maintaining for the parties the economic benefit expressed herein.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the dates indicated below, effective as of the Effective Date.

                                             VANDERBILT GOLD CORPORATION


Dated:  Sept. 25, 1995                            ------------------------------
                                             By:  KEITH R. FEGERT
                                                  President


                                             ROSARENCE



Dated:  October 2, 1995                           ------------------------------
                                             By:  ALEJANDRO CANELOS
                                                  President

                              ADDENDUM TO AGREEMENT


     This Addendum to Agreement is made on October 4, 1995 by and between Vanderbilt Gold Corporation, ("VANDERBILT"), a Delaware Corporation and Compania Minera Rosarence, S.A. de C.V. ("ROSARENCE"), a Mexican corporation of Culiacan, Sinaloa, Mexico.

     This Addendum modifies that certain Agreement dated September 27, 1995 relating to the La Sierra Concession in Durango, Mexico. The agreement is modified relative to Paragraph 2c. and the issuance of 1,800,000 (one million eight hundred thousand) shares of VANDERBILT restricted common stock which shall be deemed a private placement, however, said shares shall be freely transferable within 45 days from the date of issuance as long as Regulation S is satisfied and the transfer is to a Mexican corporation.
     Within one year of the time of such issuance of the shares, the shares shall have an average value of $1.00 (U.S.) for a 15 day cycle during the one year period as determined by the bid/ask price on the electronic bulletin board trading system in the United States. If during the one year period the average value of each share does not reach $1.00, ROSARENCE may elect to receive the difference between the highest average value for a 15 day cycle and the $1.00 as the remainder of the purchase price in cash or by additional shares of VANDERBILT stock. If ROSARENCE elects to receive the remainder of the purchase price in cash, such funds shall be paid to ROSARENCE in equal monthly installments beginning 15 months from signing of this agreement and paid in equal payments over the following 12 month period.

     An additional paragraph is added to the Agreement as follows:
     In the event of default by VANDERBILT under the terms of the Agreement, ROSARENCE shall give written notice of the nature of said default by registered mail to VANDERBILT'S corporate office. VANDERBILT shall have 20 business days from the receipt of said notice to cure the default. If the default is not cured within the 20 business day time period, this Agreement shall terminate without further action on the part of ROSARENCE.

                                             VANDERBILT



Dated:  October 4, 1995                      By:
                                                  ------------------------------
                                                  Keith W. Fegert
                                                  President


                                             ROSARENCE



Dated:  October 4, 1995                      By:
                                                  ------------------------------
                                                  Alejandro Canelos
                                                  President

                     LAS COLORADAS JOINT VENTURE  AGREEMENT


     THIS AGREEMENT made as of December 22, 1995 between VANDERBILT GOLD CORPORATION, a Delaware Corporation, ("Vanderbilt"), GUARDIAN ENTERPRISES, LTD., CONSOLIDATED VISCOUNT RESOURCES, LTD. both of which are British Columbia, Canada Corporations (hereinafter collectively referred to as "Guardian") and COMPANIA MINERA COSALTECA, S.A. DE C.V. ("Cosalteca"), a Mexican Corporation of Culiacan, Sinaloa, Mexico.

     A. Cosalteca is the owner of a certain mineral exploration concessions located in Durango, Mexico, which are more particularly described in the attached Exhibit "A" (referred to collectively as the "Concession").

     B. Guardian and Vanderbilt desire to participate with Cosalteca in the mining of mineral resources within the said properties pursuant to the terms of this Agreement, and Cosalteca is willing to grant such right to Guardian and Vanderbilt.

     C. It is the intention of Cosalteca, Guardian and Vanderbilt that this Agreement will govern the development and mining of the Concession.

     NOW, THEREFORE, in consideration of the covenants and agreements contained herein, Guardian, Vanderbilt and Cosalteca agree as follows:


                                    ARTICLE I
                                   DEFINITIONS

     1.1    "ACCOUNTING PROCEDURE" means the procedures set forth in Exhibit
"B".

     1.2 "AFFILIATE" means any person, partnership, joint venture, corporation or other form of enterprise which directly or indirectly controls, is controlled by, or is under common control with a Participant. For purposes of the preceding sentence, "control" means possession, directly or indirectly, of the power to direct or cause direction of management and policies through ownership of voting securities, contract, voting trust of otherwise.

     1.3 "AGREEMENT" means this Joint Venture Agreement, including all amendments an modifications thereof, and all schedules and exhibits, which are incorporated herein by this reference.

     1.4    (DELETED)

     1.5 "AREA OF INTEREST" means the entire area lying within the outermost boundaries of the Properties as particularly described in Part 1 of Exhibit "A".

     1.6 "ASSETS" means the Properties, products and all other real and personal property, tangible and intangible, held for the benefit of the Participants hereunder.

     1.7 "BUDGET" means a detailed estimate of all costs to be incurred by the Participants with respect to a Program and a schedule of cash advances to be made by the Participants.

     1.8 "CHAIRMAN" means the person elected to head the Management Committee pursuant to Section 7.1.

     1.9    "COST OVERRUN" means that cost overrun provided for in Section 5.3.

     1.10 "INITIAL CONTRIBUTION" means that contribution each Participant has made or agrees to make pursuant to Section 5.1.

     1.11 "MANAGEMENT COMMITTEE" means the committee established under Article VII.

     1.12   "OPERATING PARTICIPANT" means the person or entity appointed under
Article VIII to manage Operations, or any successor Operating Participant.

     1.13 "MINE AREA" means the area described in Exhibit "A" that constitutes the present Concession.

     1.14 "MINING" means the mining, extracting, producing, handling, milling or other processing of Products.

     1.15   "OPERATIONS" means the activities carried out under this Agreement.

     1.16 "PARTICIPANT" and "PARTICIPANTS" mean the persons or entities that from time to time have Participating Interests.

     1.17 "PARTICIPATING INTEREST" means the interest in the profits and losses of the partnership that each Participant holds, as such interest may from time to time be adjusted hereunder. Participating Interests shall be calculated to three decimal places and rounded to two (e.g., 1.519% rounded to 1.52%). Decimals of .005 or more shall be rounded up to .01, decimals of less than .005 shall be rounded down. The initial Participating Interests of the Participants are set forth in Section 6.1.

     1.18 "PRIME RATE" means the interest rate quoted as "Prime" by the Norwest Bank, at its head office, as said rate may change from day to day (which quoted rate may not be the lowest rate at which the Bank loans funds).

     1.19 "PRODUCTS" means all dore bullion, ores, minerals and mineral resources produced from the Properties under this Agreement.

     1.20 "PROGRAM" means a description in reasonable detail of Operations to be conducted and objectives to be accomplished by the Operating Participant for a year or any longer period.

     1.21   "PROPERTIES" means those interests in real property described in
Part 1 of Exhibit "A", which are acquired and held subject to this Agreement.

     1.22 "TRANSFER" means to directly or indirectly sell, grant, assign, encumber, pledge or otherwise commit or dispose of whether voluntarily or involuntarily.

     1.23 "VENTURE" or "PARTNERSHIP" means the business arrangement of the Participants under this Agreement.


                                   ARTICLE II
                        REPRESENTATIONS; TITLE TO ASSETS

     2.1 CAPACITY OF PARTICIPANTS. Each of the Participants represents as follows:

            (a) that it is a corporation duly incorporated and in good standing in its state or province and country of incorporation and that it is qualified to do business and is in good standing in those states and provinces where necessary in order to carry out the purposes of this Agreement;

            (b) that it has the capacity to enter into and perform this Agreement and all transactions contemplated herein and that all corporate and other actions required to authorize it to enter into and perform this Agreement have been properly taken;

            (c) that it will not breach any other agreement or arrangement by entering into or performing this Agreement; and

            (d) that this Agreement has been duly executed and delivered by it and is valid and binding upon it in accordance with its terms.

     2.2 REPRESENTATIONS. Cosalteca makes the following representations effective the date hereof:

            (a) With respect to those Properties Cosalteca owns in fee simple, if any, Cosalteca is in exclusive possession of and owns such Properties free and clear of all defects, liens and encumbrances except those specifically identified on Exhibit "A";

            (b) With respect to those Properties in which Cosalteca holds an interest under leases or other contracts: (i) Cosalteca is in exclusive possession of such Properties; (ii) Cosalteca has not received any notice of default of any of the terms or provisions of such contracts; (iii) Cosalteca has the authority under such contracts to perform fully its obligations under this Agreement; (iv) to the best of Cosalteca's knowledge and belief, such contracts are valid and are in good standing; and (v) to the best of Cosalteca's knowledge and belief, the properties covered thereby are free and clear of all defects, liens and encumbrances except for those specifically identified on Exhibit "A" or in such contracts. Cosalteca has delivered to Vanderbilt and Guardian all information concerning title to the Properties in Cosalteca's possession or control, including, but not limited to, true and correct copies of all leases or other contracts relating to the Properties of which Cosalteca has knowledge;

            (c) With respect to mining claims pursuant to the Concession with the government of Mexico: (i) all assessment work and rental fees required to hold the Concession has been performed through the current assessment year;
(ii) all such proofs of such assessment work and other filings required to maintain the Concession in good standing have been properly and timely recorded or filed with appropriate governmental agencies; (iii) the claims are free and clear of defects, liens and encumbrances arising by, through or under Cosalteca, except those matters disclosed on Part 1 of Exhibit "A"; and (iv) Cosalteca has no knowledge of conflicting claims; and

            (d) With respect to the Properties, there are no pending or threatened actions, suits, claims or proceedings, except as already disclosed by Cosalteca.

            The representations set forth above are made to the best of Cosalteca's knowledge and belief and shall survive the execution and delivery of any documents of Transfer provided under this Agreement.

     2.3 DISCLOSURES. Each of the Participants represents and warrants that it is unaware of any material facts or circumstances which have not been disclosed in this Agreement, which should be disclosed to the other Participant in order to prevent the representations in this Article II from being materially misleading.

     2.4 RECORD TITLE. Title to the Assets, when contributed, may be conveyed to and thereafter held by the Venture in its name. However, the parties may agree to hold the title of the Assets in the name of one or both of the Participants or such other agreed nominee for the benefit of the Venture. No Participant shall have any separate right, or ownership in the Assets. Any costs incurred curing pre-existing title defects shall be charged to Cosalteca.

     2.5 JOINT LOSS OF TITLES. Any failure or loss of title to the Assets, and all costs of defending title, shall be charged to the Joint Account, except that all costs and losses arising out of or resulting from breach of the representations of Cosalteca shall be charged to Cosalteca.


                                   ARTICLE III
                             NAME, PURPOSES AND TERM

     3.1 GENERAL. Cosalteca, Guardian and Vanderbilt hereby enter into this Agreement for the purposes hereinafter stated, and they agree that all of their rights and all of the Operations on or in connection with the Properties or the Area of Interest shall be subject to and governed by this Agreement.

     3.2 NAME. The name of this Venture shall be the Las Coloradas Venture. The Operating Participant shall accomplish any registration required by applicable assumed or fictitious name statutes and similar statutes.

     3.3 PURPOSES. This Agreement is entered into for the following purposes and for no others, and shall serve as the exclusive means by which the Participants, or either of them, accomplish such purposes:

            (a) to engage in Exploration, Mining and Milling Operations on the Properties;

            (b)     to engage in marketing Products, to the extent permitted by
Article XI; and

            (c) to perform any other activity necessary, appropriate, or incidental to any of the foregoing.

     3.4 LIMITATION AND OPTION. Unless the Participants otherwise agree in writing, the Operations shall be limited to the purposes described in Section 3.3, and nothing in this Agreement shall be construed to enlarge such purposes.

     3.5 EFFECTIVE DATE. The effective date of this Agreement shall be the date first recited above.

                                   ARTICLE IV
                        RELATIONSHIP OF THE PARTICIPANTS

     4.1    PARTNERSHIP.

            (a) The Participants herein intend by this Agreement to form a new corporation (to be agreed by the parties after execution of this agreement) pursuant to the laws of Mexico, which shall be the entity for the joint venture and shall be operated as a partnership. All Participants agree to execute and deliver any and all documents necessary to form and operate said corporation. Each Participant will be issued shares in said corporation in the same percentage as its interest in the venture pursuant to paragraph 6.1 of this Agreement.

            (b) Each Participant shall indemnify, defend and hold harmless the other Participant, its directors, officers, employees, agents and attorneys from and against any and all losses, claims, damages and liabilities arising out of any act or any assumption of liability by the indemnifying Participant, or any of its directors, officers, employees, agents and attorneys done or undertaken, or apparently done or undertaken, on behalf of the other Participant, except pursuant to the authority expressly granted herein or as otherwise agreed in writing between the Participants.

     4.2    DELETED.

     4.3    DELETED.

     4.4 TAX RETURN. Cosalteca shall prepare and shall file, after approval of the Management Committee, any tax returns or other tax forms required to comply with Mexican laws on behalf of the Venture.

     4.5    OTHER BUSINESS OPPORTUNITIES.

            (a) Except as expressly provided in this Agreement, each Participant shall have the right independently to engage in and receive full benefits from business activities, whether or not competitive with the Operations, without consulting the other. The doctrines of "corporate opportunity" or "business opportunity" shall not be applied to any other activity, venture, or operation of either Participant, and, except as otherwise provided in Section 12.6, neither Participant shall have any obligation to the other with respect to any opportunity to acquire any property outside the Area of Interest at any time, or within the Area of Interest after the termination of this Agreement. Unless otherwise agreed in writing, no Participant shall have any obligation to mill, beneficiate or otherwise treat any Products or any other Participant's share of Products in any facility owned or controlled by such Participant.

            (b) ADDITIONAL CONCESSIONS IN SURROUNDING VICINITY. The Participants agree that any additional concession obtained by any of the Participants to this Agreement or their affiliated companies in the vicinity of Las Coloradas, that is within 10 kilometers distance of the Los Coloradas concession, with the exception of any properties within or adjacent to the La Sierra Concession or any other concessions staked previously by Cosalteca or its affiliated companies, will become subject to the terms and conditions of this Agreement unless the Participants agree otherwise.

     4.6 WAIVER OF RIGHT TO PARTITION. The Participants hereby waive and release all rights of partition, or of sale in lieu thereof, or other division of Assets, including any such rights provided by statute.

     4.7 TRANSFER OR TERMINATION OF RIGHTS TO PROPERTIES. Except as otherwise provided in this Agreement, no Participant shall transfer all or any part of its interest in the Assets or this Agreement or otherwise permit or cause such interests to terminate without the written consent of the other Participants, which consent shall not be unreasonably withheld. However, this paragraph 4.7 shall not apply to the transfer of all right, title and interest in this Agreement from Vanderbilt to its wholly owned subsidiary Star Mining Corp., a Nevada corporation. Cosalteca and Guardian acknowledge and agree to the assignment of Vanderbilt's rights under this Agreement to Star Mining Corp., which assignment shall be made at the option of Vanderbilt.

     4.8 IMPLIED COVENANTS. There are no implied covenants contained in this Agreement other than those of good faith and fair dealing.


                                   ARTICLE V
                         CONTRIBUTIONS BY PARTICIPANTS

     5.1 PARTICIPANTS, INITIAL CONTRIBUTIONS. Cosalteca, as its Initial Contribution, hereby contributes the Properties and the use of Cosalteca's personal property located at the mine site to the Venture. Guardian, as its Initial Contribution, shall contribute the first seven hundred fifty thousand dollars ($750,000.00) in cash hereunder, which sum shall be used to fund Programs and Budgets approved pursuant to Article IX. These payments shall be made in accordance with the attached schedule of payments.

     5.1.1 PAYMENTS TO COSALTECA. Immediately following the execution of this Agreement Vanderbilt shall issue and deliver to Cosalteca 700,000 Shares (the "Shares") of Vanderbilt common stock to be issued pursuant to Regulation S ("Regulation S") under the Securities Act of 1933, as amended (the "Act"). The shares shall be freely transferable outside the United States and to non-U.S. persons (as that term is defined in Regulation S) for a period of forty-one days following the issuance of the Shares. In addition, the Shares may be transferred at any time and shall only be transferred by Cosalteca in compliance with Regulation S, pursuant to a registration statement under the Act or pursuant to an exemption from registration under the Act approved by counsel to Vanderbilt.
            In order to induce Vanderbilt to issue the Shares to Cosalteca, Cosalteca warrants and represents as follows: (i) Cosalteca is not a "U.S. person" as that tern is defined in Rule 902(o) of Regulation S; (ii) no offer to acquire the Shares has been made in the United States and at the time of execution of this Agreement, Cosalteca was outside the United States; (iii) Cosalteca is acquiring the Shares for its own account and not on behalf of any U.S. person and the resale of the Shares has bit been prearranged with any buyer in the United States; (iv) Cosalteca agrees that all offers and sales of the Shares prior to the expiration of a period of forty-one days after their issuance shall not be made to U.S. persons or for the account or benefit of U.S. persons and shall otherwise be made in compliance with the provisions of Regulation S; and (v) the transfer agent for Vanderbilt shall place a "stop transfer" order against the Shares in order to assure compliance with the above provisions. Cosalteca has had the opportunity to obtain counsel with respect to the provisions of Regulation S and has done so to its satisfaction.

            Vanderbilt warrants and represents that it has a class of securities registered under Section 12(g) of the Securities Exchange Act of 1934, that it is current in all such filings under such Act and that accordingly, it is a "reporting issuer" as defined in Rule 902(l) of Regulation S. Vanderbilt also warrants and represents that it has not conducted any "directed selling efforts" as that term is defined in Rule 902 of Regulation S.

            Within one year of the time of such issuance of the shares, the shares shall have an average value of one dollar ($1.00) each (U.S.) for a 15 day cycle during a 14 month period following execution of this Agreement as determined by the median of the bid/ask price on the electronic bulletin board trading system in the United States. Vanderbilt may elect at any time during the 14 months period to offer to Cosalteca the difference between the share value of each share and one dollar in full in cash providing the value of each share shall not drop below the value at the time of such election for an additional 15 days, such election by Vanderbilt shall not take place until the shares held by Cosalteca are freely tradeable. If during the one year period the average value of each share as determined above does not reach one dollar ($1.00), Cosalteca may elect to receive the difference between the share price and one dollar ($1.00) as the remainder of the purchase price in cash or by additional shares of Vanderbilt stock. If Cosalteca elects to receive the remainder of the purchase price in cash, such funds shall be paid to Cosalteca in equal monthly installments beginning 15 months from signing of this agreement and paid in equal payments over the following 12 month period. If Vanderbilt fails to make such payments, Guardian shall have the right to make up such payments and shall take over the proportional share of Vanderbilt based upon the amount contributed.
            Guardian shall pay directly to Cosalteca, as additional consideration for Guardian's share of the joint venture, the sum of one hundred fifty thousand dollars ($150,000.00). This sum shall be payable in six monthly payments of twenty five thousand dollars ($25,000.00) beginning February 1, 1996.

     5.2 ADDITIONAL CASH CONTRIBUTIONS. At such time as Guardian and Vanderbilt have contributed the full amount of their Initial Contribution, the Participants, subject to any elections permitted by Sections 5.3 and 6.3 shall be obligated to contribute funds to adopted Programs in proportion to their respective Participating Interests at the time of the demand for additional cash contribution.

     5.3 FAILURE TO MAKE INITIAL CONTRIBUTION. Guardian or Vanderbilt's failure to timely make their Initial Contribution in accordance with the provisions of Article V shall be deemed to be a withdrawal of Guardian and Vanderbilt from this Agreement and the termination of their Participating Interest hereunder. Upon such event, such shall have no further right, title or interest in the Assets. Guardian and Vanderbilt's withdrawal shall relieve Guardian and Vanderbilt from any other obligation to make contributions hereunder and relieve Cosalteca from any obligations under this Agreement to Vanderbilt or Guardian.


                                   ARTICLE VI
                           INTERESTS OF PARTICIPANTS

     6.1 INITIAL PARTICIPATING INTERESTS. The Participants shall have the following initial Participating Interests:
                         Cosalteca                51%
                         Guardian                 15.925%
                         Consolidated Viscount    15.925%
                         Vanderbilt               17.15%

            However, profits of the venture shall be split between the Participants on the following basis: 50% to Cosalteca and 50% to Guardian, Consolidated Viscount and Vanderbilt collectively.

     6.2 CHANGES IN PARTICIPATING INTERESTS. A Participant's Participating Interest shall be changed as follows:
            (a)     As provided in Section 5.3 or 6.3; or
            (b) Upon an election by a Participant pursuant to Section 6.3 to contribute less to an adopted Program and Budget than the percentage reflected by its Participating Interest; or

            (c) Transfer by a Participant of less than all its Participating Interest in accordance with Article XV; or
            (d) Acquisition of less than all of the Participating Interest of the other Participant, however arising.
            (e) It is agreed between the Participants that Cosalteca's interest shall not be diluted in this Agreement without its consent. In the event of a deadlock regarding projects, the remedy for the other participants shall be to purchase Cosalteca's interest.

     6.3 VOLUNTARY REDUCTION IN PARTICIPATION. Except with respect to a Participant's obligation to make its Initial Contribution, as to which no election is permitted, a Participant may elect, as provided in Section 9.5, to limit its contributions to an adopted Program and Budget as follows:

            (1) To some lesser amount than its respective Participating Interest; or
            (2)     Not at all.

                    If a Participant elects to contribute to an adopted Program and Budget some lesser amount than its respective Participating Interest, or not at all, the Participating Interest of that Participant shall be recalculated at the time of election by dividing:

                    (i) the sum of (a) the agreed value of the Participant's Initial Contribution, (b) the amount, if any, the Participant elects to contribute to the adopted Programs and Budget; by

                    (ii) the sum of (a), and (b) above for all Participants; and then multiplying the result by one hundred. The Participating Interest of the other Participant shall thereupon become the difference between 100% and the recalculated Participating Interest.

                    (iii) in the case of Cosalteca, Section 6.2(e) above shall apply to this Section.

     6.4    DELETED

     6.5 CONTINUING LIABILITIES UPON ADJUSTMENTS OF PARTICIPATING INTERESTS. Any reduction of a Participant's Participating Interest under this Article VI shall not relieve such Participant of its share of any liability, whether it accrues before or after such reduction, arising out of Operations conducted
prior to such reduction.   For purposes of this Article VI, such Participant's
share of such liability shall be equal to its Participating Interest at the time such liability was incurred. The increased Participating Interest accruing to a Participant as a result of the reduction of the other Participant's Participating Interest shall be free of royalties, liens or other encumbrances arising by, through or under such other Participant, other than those existing at the time the Properties were acquired or those to which both Participants have given their written consent. An adjustment to a Participating Interest need not be evidenced during the term of this Agreement by the execution and recording of appropriate instruments, but each Participant's Participating Interest shall be shown in the books of the Operating Participant. However, either Participant, at any time upon the request of the other Participant, shall execute and acknowledge instruments necessary to evidence such adjustment in form sufficient for recording in the jurisdiction where the Properties are located.


                                  ARTICLE VII
                              MANAGEMENT COMMITTEE

     7.1 ORGANIZATION AND COMPOSITION. The Participants hereby establish a Management Committee to determine overall policies, objectives, procedures, methods and actions under this Agreement. The Management Committee shall consist of two members appointed by Cosalteca and one member each appointed by Guardian and Vanderbilt. Each Participant may appoint one or more alternates to act in the absence of a regular member. Any alternate so acting shall be deemed a member. One member of the Management Committee, who shall be selected by Cosalteca, shall be elected Chairman and shall have the right to cast the deciding vote in accordance with the provisions of Section 7.2. Appointments shall be made or changed by notice to the other Participants.

     7.2 DECISIONS. Cosalteca, acting through its appointed members, shall have two votes on the Management Committee. Guardian and Vanderbilt, acting through their appointed members, shall each have one vote on the Management Committee. In matters involving long-term planning and objectives, major capital expenditures (defined as in excess of $100,000) or pledging of Assets, a seventy-five percent (75%) favorable vote is required and deadlocks shall be broken in accordance with Section 9.6.

     7.3 MEETINGS. The Management Committee shall hold regular meetings at least monthly at a location to be agreed by the members. The Chairman or the Operating Participant shall give ten (10) working days, notice to the Participants of such regular meetings. Additionally, either Participant may call a special meeting upon similar notice to the Operating Participant and the other Participant. In case of emergency, reasonable notice of a special meeting shall suffice, notice of a meeting shall include an itemized agenda prepared by the Chairman or Operating Participant in the case of a regular meeting, or by the Participant calling the meeting in the case of a special meeting, but any matters may be considered with the consent of all Participants. The Chairman shall prepare minutes of all meetings and shall distribute copies of such minutes to the Participants within ten (10) working days after the meeting. The minutes, when signed by all Participants, shall be the official record of the decisions made by the Management Committee and shall be binding on the Operating Participant and the Participants. Upon agreement of the Management Committee once profits are obtained, reasonable costs incurred in connection with attendance at Management Committee meetings shall be a Venture cost.

     7.4 ACTION WITHOUT MEETING. In lieu of meetings, the Management Committee may hold telephone conferences, so long as all decisions are confirmed in writing by the Participants within a reasonable time after the conference.

     7.5 MATTERS REQUIRING APPROVAL. Except as otherwise delegated to the Operating Participant in Section 8.2, the Management Committee shall have exclusive authority to determine all management matters related to this Agreement.


                                  ARTICLE VIII
                              OPERATING PARTICIPANT

     8.1 APPOINTMENT. The Participants hereby appoint Cosalteca as the Operating Participant and Cosalteca accepts this appointment until it resigns as provided in Section 8.4. The Operating Participant will have overall management responsibility for Operations. Cosalteca will make Eckhardt M. Koppen available to personally have overall management responsibility for the Operating Participant and on behalf of the Venture for at least two years from the date of this Agreement.

     8.2 POWERS AND DUTIES OF OPERATING PARTICIPANT. Subject to the terms and provisions of this Agreement and subject to the Management Committee reserving the right to not delegate certain of these powers, authorities and duties to the Operating Participant, the Operating Participant shall have the following powers, authorities and duties which shall be discharged in accordance with adopted Programs and Budgets:

            (a) The Operating Participant shall manage, direct and control Operations.

            (b) The Operating Participant shall implement the decisions of the Management Committee, shall make all expenditures necessary to carry out adopted Programs, and shall promptly advise the Management Committee if it lacks sufficient funds to carry out its responsibilities under this Agreement.

            (c) The Operating Participant shall: (i) purchase, lease, rent or otherwise acquire all material, supplies, equipment, water, utility and transportation services required for Operations on behalf of the Venture, such purchases and acquisitions to be made on the best terms available, taking into account all of the circumstances; (ii) obtain such customary warranties and guarantees as are available in connection with such purchases and acquisitions; and (iii) keep the Assets free and clear of all liens and encumbrances, except for those existing at the time of, or created concurrent with, the acquisition of such Assets, or mechanic's or material men's liens which shall be released or discharged in a diligent matter, or liens and encumbrances specifically approved by the Management Committee.

            (d) The Operating Participant shall conduct such title examinations and cure such title defects as may be advisable in the reasonable judgment of the Operating Participant.

            (e) The Operating Participant shall: (i) make or arrange for all payments required by the Concession, any leases, licenses, permits, contracts and other agreements related to the Assets; (ii) pay all taxes, assessments and like charges on Operations and Assets except income or franchise taxes determined or measured by Participant's separate net income. If authorized by the Management Committee, the Operating Participant shall have the right to contest in the courts or otherwise, the validity or amount of any taxes, assessments or charges if the Operating Participant deems them to be unlawful, unjust, unequal or excessive, or to undertake such other steps or proceedings as the Operating Participant may deem reasonably necessary to secure a cancellation, reduction, readjustment or equalization thereof before the Operating Participant shall be required to pay them, but in no event shall the Operating Participant permit or allow title to the assets to be lost as the result of the non-payment of any taxes, assessments or like charges; and (iii) shall do all other acts reasonably necessary to maintain the Assets.

            (f) The Operating Participant shall: (i) apply for and maintain all necessary permits, licenses and approvals; (ii) comply with applicable federal, state and local laws and regulations; (iii) notify promptly the Management Committee of any allegations of substantial violation thereof; and
(iv) prepare and file all reports or notices required for Operations. The Operating Participant shall not be in breach of this provision if a violation has occurred in spite of the Operating Participant's good faith efforts to comply, and the Operating Participant has timely cured or disposed of such violation through performance, or payment of fines and penalties.

            (g) The Operating Participant shall prosecute and defend, but shall not initiate without consent of the Management Committee, all litigation or administrative proceedings arising out of Operations. The non-managing Participant shall have the right to participate, at its own expense, in such litigation or administrative proceedings. The non-managing Participant shall approve in advance any settlement involving payments, commitments or obligations in excess of $10,000 in cash or value.

            (h) The Operating Participant shall obtain on behalf of the venture, insurance adequate to protect the interest of the Participants for the benefit of the Participants.

            (i) The Operating Participant may dispose of Assets, whether by abandonment, surrender or Transfer in the ordinary course of business, except that Properties may be abandoned or surrendered only as provided in Article XIV. However, without prior authorization from the Management Committee, the Operating Participant shall not: (i) dispose of Assets in any one transaction having a value in excess of $5,000; (ii) enter into any sales contracts or commitments for Product, except as permitted in Section 11.2; (iii) begin a liquidation of the Venture; or (iv) dispose of all or a substantial part of the Assets necessary to achieve the purposes of the Venture.

            (j) The Operating Participant shall have the right to carry out its responsibilities hereunder through agents, Affiliates or independent contractors approved by the Management Committee.

            (k) The Operating Participant shall perform or cause to be performed during the term of this Agreement all assessment and other work required by law in order to maintain the unpatented mining claims included within the Properties. The Operating Participant shall have the right to perform the assessment work required hereunder pursuant to a common plan of exploration and continued actual occupancy of such claims and sites shall not be required. The Operating Participant shall not be liable on account of any determination by any court or governmental agency that the work performed by Operating Participant does not constitute the required annual work or occupancy for the purposes of preserving or maintaining ownership of the Concession, provided that the work done is in accordance with the adopted Program and Budget. The Operating Participant shall timely record with the appropriate governmental entity any required documents attesting to the performance of assessment or other work in at least the minimum amount required by law to maintain the Concession. The Operating Participant shall also make all annual payments necessary to maintain said Concession on behalf of the Venture.

            (l) The Operating Participant shall keep and maintain all required accounting and financial records pursuant to the Accounting Procedure and in accordance with customary cost accounting practices in the mining industry. All Participants shall have access to these accounting records during normal business hours and the Tax Matters Partner as designated in

Exhibit "C" will be consulted in all matters relating to the establishment and maintenance of the accounting and financial systems.

            (m) The Operating Participant shall keep the Management Committee advised of all Operations by submitting in writing to the Management
Committee: (i) monthly progress reports which include statements of expenditures and comparisons of such expenditures to the adopted Budget; (ii) periodic summaries of data acquired; (iii) copies of reports concerning Operations; (iv) a detailed final report within thirty (30) days after completion of each Program and Budget, which shall include comparisons between actual and budgeted expenditures and comparisons between the objectives and results of Programs; and
(v) such other reports as the Management Committee may reasonably request. At all reasonable times the Operating Participant shall provide the Management Committee or the representative of any Participant, upon the request of any member of the Management Committee, access to, and the right to inspect and copy all maps, drill logs, core tests, reports, surveys, assays, analyses, production reports, operations, technical, accounting and financial records, and other information acquired in Operations. In addition, the Operating Participant shall allow the non-managing Participant, at the latter's sole risk and expense, and subject to reasonable safety regulations, to inspect the Assets and Operations at all reasonable times, so long as the inspecting Participant does not unreasonably interfere with Operations.

            (n) The Operating Participant shall have the authority to endorse and deposit checks, drafts and warrants to the Venture's bank accounts.

            (o) The Operating Participant shall undertake all other activities reasonably necessary to fulfill the foregoing.

            The Operating Participant shall not be in default of any duty under this Section 8.2 if its failure to perform results from the failure of the non-operating Participant to perform acts or to contribute amounts required of it by this agreement.

     8.3 STANDARD OF CARE. The Operating Participant shall conduct all Operations in a good, workmanlike and efficient manner, in accordance with sound mining .and other applicable industry standards and practices, and in accordance with the terms and provisions of leases, licenses, permits, contracts and other agreements pertaining to Assets. The Operating Participant shall not be liable to the non-managing Participants for any act or omission resulting in damage or loss except to the extent caused by or attributable to the Operating Participant's willful misconduct or gross negligence.

     8.4 RESIGNATION; DEEMED OFFER TO RESIGN. The Operating Participant may resign upon one month's prior written notice to the other Participant, in which case the other Participant may elect to become the new Operating Participant by giving written notice to the resigning Participant within ten (10) working days after the notice of resignation. If any of the following shall occur, the Operating Participant shall be deemed to have offered to resign, which offer shall be accepted by the other Participant, if at all, within 90 days following such deemed offer:

            (a) The Operating Participant fails to perform a material obligation imposed upon it under this Agreement and such failure continues for a period of 60 days after notice from the other Participant demanding performance; or

            (b) The Operating Participant fails to pay or contest in good faith its bills within 60 days after they are due; or

            (c) A receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for a substantial part of its assets is appointed and such appointment is neither made ineffective nor discharged within 60 days after the making thereof, or such appointment is consented to, requested by, or acquiesced in by the Operating Participant; or

            (d) The Operating Participant commences a voluntary case under any applicable bankruptcy, insolvency or similar law now or hereafter in effect; or consents to the entry of an order for relief in an involuntary case under any such law or to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or other similar official of any substantial part of its assets; or makes a general assignment for the benefit of creditors; or fails generally to pay its or Venture debts as such debts become due; or takes corporate or other action in furtherance of any of the foregoing; or

            (e) Entry is made against the Operating Participant of a judgment, decree or order for relief affecting a substantial part of its assets by a court of competent jurisdiction in an involuntary bankruptcy case.

     8.5 TRANSACTIONS WITH AFFILIATES. If the Operating Participant engages Affiliates to provide services hereunder, it shall do so on terms no less favorable than would be the case with unrelated persons in arm's-length transactions.

     8.6 ACTIVITIES DURING DEADLOCK. If the Management Committee for any reason fails to adopt a Program and Budget, subject to the contrary direction of the Management Committee and to the receipt of necessary funds, the Operating Participant shall continue Operations at levels comparable with the last adopted Program and Budget until the deadlock is resolved in accordance with Article XVI. For purposes of determining the required contributions of the Participants and their respective Participating Interests, the last adopted Program and Budget shall be deemed extended.


                                   ARTICLE IX
                              PROGRAMS AND BUDGETS

     9.1 INITIAL PROGRAM AND BUDGET. The initial Program and Budget, will be agreed upon and adopted by the Participants within 30 days of the date of this Agreement.

     9.2 OPERATIONS PURSUANT TO PROGRAMS AND BUDGETS. Except as otherwise provided in Section 9.8 and Article XIII, Operations shall be conducted, expenses shall be incurred, and Assets shall be acquired only pursuant to approved Programs and Budgets.

     9.3 PRESENTATION OF PROGRAMS AND BUDGETS. Proposed Programs and Budgets shall be prepared by the Operating Participant for a period of one year or some lesser period. Each adopted Program and Budget, regardless of length, shall be reviewed by the Management Committee. During the period encompassed by any Program and Budget, and at least two months prior to its expiration, a proposed Program and Budget for the succeeding period shall be prepared by the Operating Participant and submitted to the Participants.

     9.4    REVIEW AND APPROVAL OF PROPOSED PROGRAMS AND BUDGETS. Within thirty
(30) days after submission of a proposed Program and Budget, each Participant shall submit to the Management Committee:

            (a) Notice that the Participant approves the proposed Program and Budget; or
            (b)     Proposed modifications of the proposed Program and Budget;
or
            (c) Notice that the Participant rejects the proposed Program and Budget.

            If a Participant fails to give any of the foregoing responses within the allotted time, the failure shall be deemed to be an approval by the Participant of the Operating Participant's proposed Program and Budget. If a Participant makes a timely submission to the Management Committee pursuant to
Section 9.4 (b) or 9.4 (c), then the Management Committee shall seek to develop a Program and Budget acceptable to the Participants.

     9.5 ELECTION TO PARTICIPATE. By notice to the Management Committee within 20 days after the final vote adopting a Program and Budget, a

Participant may elect to contribute to such Program and Budget in some lesser amount than its respective Participating Interest, or not at all, in which cases its Participating Interest shall be recalculated as provided in Article VI. If a Participant fails to so notify the Management Committee, the Participant shall be deemed to have elected to contribute to such Program and Budget in proportion to its respective Participating Interest as of the beginning of the period covered by the Program and Budget. The rights of Cosalteca under this section shall be subject to Section 6.2 and 6.3.

     9.6 DEADLOCK ON PROPOSED PROGRAMS AND BUDGETS. If the Management Committee fails to approve a Program and Budget by the beginning of the period to which the proposed Program and Budget applies, the provisions of Sections 8.6 and 12.2 shall apply and the deadlock will be resolved pursuant to Article XVI.

     9.7 COST OVERRUNS; PROGRAM CHANGES. The Operating Participant shall notify, within a reasonable time, the Management Committee of any material departure from an adopted Program and Budget.

     9.8 EMERGENCY OR UNEXPECTED EXPENDITURES. In case of emergency, the Operating Participant may take any reasonable action it deems necessary to protect life, limb or property, to protect the Assets or to comply with law or government regulation. The Operating Participant may make reasonable expenditures for unexpected events which are beyond its reasonable control and which do not result from a breach by it of its standard of care. The Operating Participant shall promptly notify the Participants of the emergency or unexpected expenditure, and the Operating Participant shall be reimbursed for all resulting costs by the Participants in proportion to their respective Participating Interests at the time the emergency or unexpected expenditures are incurred.


                                   ARTICLE X
                            ACCOUNTS AND SETTLEMENTS

     10.1 MONTHLY STATEMENTS. The Operating Participant shall, within a reasonable time, submit to the Management Committee monthly statements of account reflecting in reasonable detail the charges and credits to the Joint Account during the preceding month.

     10.2 AUDITS. Upon request made by any Participant or the Management Committee within 3 months following the end of any calendar year (or, if the Management Committee has adopted an accounting period other than the calendar year, within 3 months after the end of such period), the Operating Participant shall order an audit of the accounting and financial records for such calendar year (or other accounting period). All written exceptions to and claims upon the Operating Participant for discrepancies disclosed by such audit shall be made not more than 3 months after receipt of the audit report. Failure to make any such exception or claim within the 3 month period shall mean the audit is correct and binding upon the Participants. The audits shall be conducted by a firm of certified public accountants selected by the Management Committee.


                                   ARTICLE XI
                         PURCHASE OF COSALTECA INTEREST

     11.1   PURCHASE OF INTEREST OF COSALTECA.   Guardian and Vanderbilt are
granted the exclusive right to purchase the Participating Interest of Cosalteca for the sum of three million dollars ($3,000,000.00) cash and the grant of a royalty to Cosalteca of two percent of the Net Smelter Revenues of the Concession for a period of two years. However, Guardian and Vanderbilt may at their option, agree to a sale by Cosalteca of its Participating interest during the two year period. This right of purchase of Guardian and Vanderbilt shall apply only to the Concession. Guardian and Vanderbilt shall have the right to buy the royalty of Cosalteca for the sum of one million dollars ($1,000,000.00). This right of purchase by Guardian and Vanderbilt of Cosalteca's interest shall not apply as to any party who purchases the interest of Cosalteca. After the two year exclusive period, Cosalteca's interest shall be transferable subject to the other Participants' rights as set forth in Paragraph 15.3 and following, at a price acceptable to Cosalteca.


                                  ARTICLE XII
                           WITHDRAWAL AND TERMINATION

     12.1 TERMINATION BY EXPIRATION OR AGREEMENT. This Agreement shall terminate as expressly provided in this Agreement, unless earlier terminated by written agreement.

     12.2 TERMINATION BY DEADLOCK. If the Management Committee fails to adopt a Program and Budget for two (2) months after the expiration of the latest adopted Program and Budget, either Participant may elect to terminate this Agreement by giving notice of termination to the other Participant.

     12.3 WITHDRAWAL. A Participant may elect to withdraw as a Participant from this Agreement by giving notice to the other Participants of the effective date of withdrawal, which shall be the later of the end of the then current Program and Budget or at least 90 days after the date of the notice. Upon such withdrawal, the withdrawing Participant shall be deemed to have transferred to the remaining Participants in equal percentages, without cost and free and clear of royalties, liens or other encumbrances arising by, through or under such withdrawing Participant, except those exceptions to title described in Exhibit "A" and those to which both Participants have given their written consent after the date of this Agreement, all of its Participating Interest in the Assets and in this Agreement.

     12.4   CONTINUING OBLIGATIONS.  On termination of this Agreement under
Section 12.1, 12.2 or 12.3, the Participants shall remain liable for continuing obligations hereunder until final settlement of all accounts and for any liability, whether it accrues before or after termination, if it arises out of Operations during the term of that Participants' interest the Agreement.

     12.5 DISPOSITION OF ASSETS ON TERMINATION. Promptly after termination under Section 12.1, 12.2 or 12.3, the Operating Participant shall take all action necessary to wind up the activities of the Venture, and all costs and expenses incurred in connection with the termination of the Venture shall be expenses chargeable to the Venture. In accordance with Exhibit "C", any Participant that has a negative Capital Account balance when the Venture is terminated for any reason shall contribute to the Assets of the Venture an amount sufficient to raise such balance to zero. The Assets shall first be paid, applied, or distributed in satisfaction of all liabilities of the Venture to third parties and then to satisfy any debts, obligations, or liabilities owed to the Participants. Before distributing any funds or Assets to Participants, the Operating Participant shall have the right to segregate amounts which, in the Operating Participant's reasonable judgment, are necessary to discharge continuing obligations or to purchase for the account of Participants, bonds or other securities for the performance of such obligations. The foregoing shall not be construed to include the repayment of any Participant's capital contributions or Capital Account balance. Thereafter, any remaining cash and all other Assets shall be distributed (in undivided interests unless otherwise agreed) to the Participants, first in the ratio and to the extent of their respective Capital Accounts and then in proportion to their respective Participating Interests, subject to any dilution, reduction or termination of such Participating Interests as may have occurred pursuant to the terms of this Agreement. No participant shall receive a distribution of any interest in Products or proceeds from the sale thereof if such Participant's Participating Interest therein has been terminated pursuant to this Agreement.

     12.6   NON-COMPETE COVENANTS.  A Participant that withdraws pursuant to
Section 12.3, or is deemed to have withdrawn pursuant to Section 5.2 or 6.4, shall not directly or indirectly acquire any interest in property within the Area of Interest for 12 months after the effective date of withdrawal. If a withdrawing Participant, or the Affiliate of a withdrawing Participant, breaches this Section 12.6, such Participant or Affiliate shall be obligated to offer to convey to the non-withdrawing Participant, without cost, any such property or interest so acquired. Such offer shall be made in writing and can be accepted by the non-withdrawing Participant at any time within 45 days after it is received by such non-withdrawing Participant.

     12.7 RIGHT TO DATA AFTER TERMINATION. After termination of this Agreement pursuant to Sections 12.1 or 12.2, each Participant shall be entitled to copies of all information acquired hereunder before the effective date of termination not previously furnished to it, but a terminating or withdrawing Participant shall not be entitled to any such copies after any other termination or any withdrawal.

     12.8   CONTINUING AUTHORITY.  On termination of this Agreement under
Section 12.1 or 12.2 or the deemed withdrawal of a Participant pursuant to
Section 5.2 or the withdrawal of a Participant pursuant to Section 12.3, the Operating Participant shall have the power and authority, subject to control of the Management Committee, if any, to do all things on behalf of the Participants which are reasonably necessary or convenient to: (a) wind up Operations and (b) complete any transaction and satisfy any obligation, unfinished or unsatisfied, at the time of such termination or withdrawal, if the transaction or obligation arises out of Operations prior to such termination or withdrawal. The Operating Participant shall have the power and authority to grant or receive extensions of time or change the method of payment of an already existing liability or obligation, prosecute and defend actions on behalf of the Participants and the Venture, mortgage Assets, and take any other reasonable action in any matter with respect to which the former Participants continue to have, or appear or are alleged to have, a common interest or a common liability.


                                  ARTICLE XIII
                              MARKETING OF PRODUCTS

     13.1 MARKETING. The Venture shall market the products as agreed by the Management Committee.


                                  ARTICLE XIV
                    ABANDONMENT AND SURRENDER OF PROPERTIES

     14.1 SURRENDER OR ABANDONMENT OF PROPERTY. The Management Committee may authorize the Operating Participant to surrender or abandon part or all of the Properties. If the Management Committee authorizes any such surrender or abandonment over the objection of a Participant, the Participant that desires to abandon or surrender shall assign to the objecting Participant, by special warranty deed and without cost to the surrendering Participant, all of the surrendering Participant's interest in the property to be abandoned or surrendered, and the abandoned or surrendered property shall cease to be part of the Properties.

     14.2 REACQUISITION. If any Properties are abandoned or surrendered under the provisions of this Article XIV, then, unless this Agreement is earlier terminated, neither Participant nor any Affiliate thereof shall acquire any interest in such Properties or a right to acquire such Properties for a period of two (2) years following the date of such abandonment or surrender. If a Participant reacquires any Properties in violation of this Section 14.2, the other Participant may elect by notice to the reacquiring Participant within 45 days after it has actual notice of such reacquisition, to have such properties made subject to the terms of this Agreement. In the event such an election is made, the reacquired properties shall thereafter be treated as Properties, and the costs of reacquisition shall be borne solely by the reacquiring Participant and shall not be included for purposes of calculating the Participants, respective Participating Interests.


                                   ARTICLE XV
                              TRANSFER OF INTEREST

     15.1 GENERAL. A Participant shall have the right to Transfer to any third party all or any part of its interest in or to this Agreement, its Participating Interest, or the Assets solely as provided in this Article XV.

     15.2 LIMITATIONS ON FREE TRANSFERABILITY. The Transfer right of a Participant in Section 15.1 shall be subject to the following terms and conditions:

            (a) No transferee of all or any part of the interest of a Participant in this Agreement, any Participating Interest, or the Assets shall have the rights of a Participant unless and until the transferring Participant has provided to the other Participant notice of the Transfer, and except as provided in Sections 15.2 (g) and 15.2 (h), the transferee, as of the effective date of the Transfer, has committed in writing to be bound by this Agreement to the same extent as the transferring Participant. However, it is understood and agreed that this section shall not apply to a transfer (if Vanderbilt so elects to transfer) from Vanderbilt to Star Mining Corp. of all or a portion of its right, title and interest to the Venture and Cosalteca and Guardian specifically agree to such a transfer.

            (b) No Participant, without the consent of the other Participants, shall make a Transfer which shall cause termination of the tax partnership established by the provisions of Section 4.2;

            (c) No Transfer permitted by this Article XV shall relieve the transferring Participant of its share of any liability, whether accruing before or after such Transfer, which arises out of Operations conducted prior to such Transfer. As provided in Exhibit "C", Article IV, the transferring Participant and the transferee shall bear all tax consequences of the Transfer;

            (d) In the event of a Transfer of less than all of a Participating Interest, the transferring Participant and its transferee shall act and be treated as one Participant;

            (e) No Participant shall Transfer any interest in this Agreement or the Assets except by Transfer of part or all of its Participating Interest;

            (f) If the Transfer is the grant of a security interest by mortgage, deed of trust, pledge, lien or other encumbrance of any interest in this Agreement, any Participating Interest or the Assets to secure a loan or other indebtedness of a Participant in a bona fide transaction, such security interest shall be subordinate to the terms of this Agreement and the rights and interests of the other Participants hereunder. Upon any foreclosure or other enforcement of rights in the security interest the acquiring third party shall be deemed to have assumed the position of the encumbering Participant with respect to this Agreement and the other Participants, and it shall comply with and be bound by the terms and conditions of this Agreement;

            (g) If a sale or other commitment or disposition of Products or proceeds from the sale of Products by a Participant upon distribution to it pursuant to Article XI creates in a third party a security interest in Products or proceeds therefrom prior to such distribution, such sales, commitment or disposition shall be subject to the terms and conditions of this Agreement;

            (h) If, contrary to Section 15.2 (b), a Transfer is made which causes termination of the tax partnership established by Section 4.2, the transferring Participant shall indemnify, defend and hold harmless the other Participants from and against any and all loss, cost, expense or damage arising from such termination; and

            (i) Only United States currency shall be used for Transfers for consideration.

     15.3 PREEMPTIVE RIGHT. Except as otherwise provided in Section 15.4, if a Participant desires to Transfer all or any part of its interest in this Agreement, any Participating Interest, or the Assets, the other Participants shall have a preemptive right to acquire such interests as provided in this
Section 15.3

            (a) A Participant intending to Transfer all or any part of its interest in this Agreement, any Participating Interest, or the Assets shall promptly notify the other Participants of its intentions. The notice shall state the price and all other pertinent terms and conditions of the intended Transfer, and shall be accompanied by a copy of the offer or contract for sale. The other Participants shall have fifteen (15) days from the date such notice is delivered to notify the transferring Participant whether it elects to acquire the offered interest at the same price and on the same terms and conditions as set forth in the notice. If it does so elect, the Transfer shall be consummated within 30 days after notice of such election is delivered to the transferring Participant.

            (b) If the transferring Participant fails to consummate the Transfer to a third party within the period set forth in Section 15.3(b), the preemptive right of the other Participants in such offered interest shall be deemed to be revived. Any subsequent proposal to Transfer such interest shall be conducted in accordance with all of the procedures set forth in this Section 15.3.

     15.4 EXCEPTIONS TO PREEMPTIVE RIGHT. Section 15.3 shall not apply to the following:

            (a) Transfer by a Participant of all or any part of its interest in this Agreement, any Participating Interest, or the Assets to an Affiliate;

            (b) Incorporation of a Participant, or corporate merger, consolidation, amalgamation or reorganization of a Participant by which the surviving entity shall possess substantially all of the stock, or all of the property rights and interests, and be subject to substantially all of the liabilities and obligations of that participant;

            (c) The grant by a Participant of a security interest in any interest in this Agreement, any Participating Interest, or the Assets by mortgage, deed of trust, pledge, lien or other encumbrance; or

            (d) A sale or other commitment or disposition of Products or proceeds from sale of Products by a Participant upon distribution to it pursuant to Article XI.


                                   ARTICLE XVI
                                    DISPUTES

     16.1 MEDIATION OF DISPUTES. All disputes between the Participants, their successors and assigns, arising under this Agreement which the parties are unable to resolve within twenty (20) days after the Management

Committee meeting in which the dispute arose, which arose while an Operator, or the Chairman of the Management Committee acting as Operator, was serving pursuant to Article VIII, and which concern the reasonableness of a Budget, or the amount of the reimbursement for indirect cost provided for in Section 2.13 of Exhibit "B" or the appointment of an Operator or Mine Operating Participant, shall be submitted to arbitration in accordance herewith. All disputes between the Participants, their successors and assigns, arising under this Agreement which the parties are unable to resolve within twenty (20) days after the Management Committee meeting in which the dispute arose, and which arose while no Operator or no Chairman acting as Operator, was serving pursuant to Article VIII, shall be submitted to mediation in accordance herewith.

            All disputes will be informally mediated by an individual mutually agreeable to the Participants. If that person cannot be mutually agreed upon by the Participants or a resolution of the dispute cannot be reached at the mediation hearing, then the matter shall be resolved by a court procedure or other procedure agreed upon by the parties at that time. The parties can submit the matter to arbitration but are not required to unless both agree to arbitration. Fees and expenses of the mediation shall be shared equally by the Participants. Each Participant shall bear its own attorneys' fees.


                                  ARTICLE XVII
                                 CONFLDENTLALLTY

     17.1 GENERAL. The financial terms of this Agreement and all information obtained in connection with the performance of this Agreement shall be the exclusive property of the Participants and, except as provided in Section 17.2, shall not be disclosed to any third party or the public without the prior written consent of the other Participant, which consent shall not be unreasonably withheld, and which consent shall not be required if the Participant seeking to make the disclosure represents that such disclosure is required by law. However, even if such disclosure is required by law, in all instances where the information is disclosed to governmental agencies, the Participant making the disclosure will make all reasonable efforts to ensure confidentiality and will mark all such documents confidential and/or secret.

     17.2 EXCEPTIONS. The consent required by Section 17.1 shall not apply to a disclosure:

            (a) To an Affiliate, consultant, contractor or subcontractor that has a bona fide need to be informed;

            (b) To any third party to whom the disclosing Participant contemplates a Transfer of all or any part of its interest in or to this Agreement, its Participating Interest, or the Assets; or

            (c) To a governmental agency or to the public which the disclosing Participant believes in good faith is required by pertinent law or regulation or the rules of any stock exchange;

            In any case to which this Section 17.2 is applicable, the disclosing Participant shall give notice to the other Participant concurrently with the making of such disclosure. As to any disclosure pursuant to Section 17.2 (a) or
17.2 (b), only such confidential information as such third party shall have a legitimate business need to know shall be disclosed and such third party shall first agree in writing to protect the confidential information from further disclosure to the same extent as the Participants are obligated under this
Article XVII.

     17.3 DURATION OF CONFIDENTIALITY. The provisions of this Article XVII shall apply during the term of this Agreement and for two years following termination of this Agreement pursuant to Section 12.1 or 12.2, and shall continue to apply to any Participant who withdraws, who is deemed to have withdrawn, or who Transfers its Participating Interest, for two years following the date of such occurrence.


                                 ARTICLE XVIII
                               GENERAL PROVISIONS

     18.1 NOTICES. All notices, payments and other required communications ("Notices") to the Participants shall be in writing, and shall be addressed respectively as follows:

                              If to Cosalteca to:

                              ------------------------------
                              ------------------------------
                              ------------------------------
                              ------------------------------

                              If to Guardian, to:
                              Leonard Harris
                              The Marine Bldg., 830-355 Burrard Street
                              Vancouver, BC  Canada   V6C-2G8

                              If to Vanderbilt, to:
                              Vanderbilt Gold Corporation
                              4625 Wynn Rd, #103, Bldg. C
                              Las Vegas, NV 89103
                              Attn:  Keith Fegert and Howard Urband

            All Notices shall be given (i) by personal delivery to the Participant, or (ii) by fax, with a confirmation of receipt; or (iii) by registered or certified mail return receipt requested. All Notices shall be effective and shall be deemed delivered (i) if by personal delivery on the date of delivery if delivered during normal business hours, and, if not delivered during normal business hours, on the next business day following delivery, (ii) if by electronic communication on the next business day following receipt of the electronic communication, and (iii) if solely by mail on the next business day after actual receipt. A Participant may change its address by Notice to the other Participants.

     18.2 WAIVER. The failure of a Participant to insist on the strict performance of any provision of this Agreement or to exercise any right, power or remedy upon a breach hereof shall not constitute a waiver of any provision of this Agreement or limit the Participant's right thereafter to enforce any provision or exercise any right.

     18.3 MODIFICATION. No modification of this Agreement shall be valid unless made in writing and duly executed by the Participants.

     18.4 FORCE MAJEURE. Except for the obligation to make payments when due hereunder, the obligations of a Participant shall be suspended to the extent and for the period that performance is prevented by any cause, whether foreseeable or unforeseeable, beyond its reasonable control, including, without limitation, labor disputes (however arising and whether or not employee demands are reasonable or within the power of the participant to grant); acts of God; laws, regulations, orders, proclamations, instructions or requests of any government or governmental entity; judgments or orders of any court; inability to obtain on reasonably acceptable terms any public or private license, permit or other authorization; curtailment or suspension of activities to remedy or avoid an actual or alleged, present or prospective violation of federal, state or local environmental standards; acts of war or conditions arising out of or attributable to war, whether declared or undeclared; riot, civil strife, insurrection or rebellion; fire, explosion, earthquake, storm, flood, sink holes, drought or other adverse weather condition; delay or failure by suppliers or transporters of materials, parts, supplies, services or equipment or by contractors, or subcontractors, shortage of, or inability to obtain, labor, transportation, materials, machinery, equipment, supplies, utilities or services; accidents; breakdown of equipment, machinery or facilities; or any other cause whether similar or dissimilar to the foregoing. The affected

Participant shall promptly give notice to the other Participant of the suspension of performance, stating therein the nature of the suspension, the reasons therefor, and the expected duration thereof. The affected Participant shall resume performance as soon as reasonably possible. The Participant's performance which is affected by a governmental law, regulation or order need not challenge the governmental pronouncement in order to invoke the benefits of this section. During the period of suspension the obligations of the Participants to advance funds pursuant to Section 10.2 shall be reduced to levels consistent with Operations.

     18.5 GOVERNING LAW. This Agreement shall be governed by and interpreted in accordance with the laws of the Country of Mexico.

     18.6 RULE AGAINST PERPETUITIES. Any right or option to acquire any interest in real or personal property under this Agreement must be exercised, if at all, so as to vest such interest in the acquirer within 21 years after the effective date of this Agreement.

     18.7 FURTHER ASSURANCES. Each of the Participants to take from time to time such actions and execute such additional instruments as may be reasonably necessary or convenient to implement and carry out the intent and purpose of this Agreement.

     18.8 SURVIVAL OF TERMS AND CONDITIONS. The following Sections shall survive the termination of this Agreement to the full extent necessary for their enforcement and the protection of the Participant in whose favor they run:
Sections 2.2, 4.5, 6.5, 12.3, 12.4, 12.5, 12.6, 12.7 and 12.8.

     18.9 ENTIRE AGREEMENT; SUCCESSORS AND ASSIGNS. This Agreement contains the entire understanding of the Participants and supersedes all prior agreements and understandings between the Participants relating to the subject matter hereof. This Agreement shall be binding upon and inure to the benefit of the respective successors and permitted assigns of the Participants. In the event of any conflict between this Agreement and any Exhibit attached hereto, the terms of this Agreement shall be controlling.

     18.10 MEMORANDUM. At the request of either Participant, a Memorandum or short form of this Agreement, as appropriate, which shall not disclose financial information contained herein, shall be prepared and recorded by Operating Participant. This Agreement shall not be recorded.

     18.11 SEVERABILITY. Should any provisions or portions of this Agreement be held unenforceable or invalid for any reason, including the Exhibits hereto, the remaining provisions and portions of this Agreement shall be unaffected by that holding.

     18.12. DUE DILIGENCE. Guardian and Vanderbilt have been provided with information concerning title to the Concession. Guardian acknowledges that it is relying on its own due diligence relating to title and geological matters and not upon the representations of Cosalteca in entering into this agreement.

     18.13. GEOLOGICAL INFORMATION. Cosalteca has previously delivered or communicated to Guardian and Vanderbilt certain geological and engineering information. Cosalteca makes no representations as to the validity or accuracy of such information or any conclusions that might be inferred therefrom and shall not be responsible for any loss or damage suffered by Guardian and/or Vanderbilt in reliance upon such information.

     18.14. DEFAULT.   In the event of default by any Participant under the
terms of this Agreement, the defaulting Participant shall be advised of such default by written notice sent by the one or all of the other Participant(s) and the defaulting Participant shall have ten days to cure such default after its receipt of such written notice.
     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                              VANDERBILT GOLD CORPORATION


                                   -----------------------------------
                              By:  KEITH FEGERT, President

                              GUARDIAN ENTERPRISES LTD.


                                   -----------------------------------
                              By:  LEONARD HARRIS, President

                              CONSOLIDATED VISCOUNT RESOURCES LTD



                                   -----------------------------------
                              By:  LEONARD HARRIS, President

                              COSALTECA


                                   -----------------------------------
                              By:  ALEJANDRO CANELOS, President

                                PAYMENT SCHEDULE


     1. $100,000.00 shall be paid on signing of the Joint Venture Agreement. This amount shall be applied to previous expenditures relating to the Los Colorados concession, including taxes, labor, and materials, and shall be for expenses incurred up to the first monthly payment which is due on February 15, 1996. Eckhart Koppen, on behalf of Cosalteca, shall provide a breakdown of such expenses to the other Participants.
     2. The additional payments shall begin no later than February 15, 1996 and shall be a minimum of $50,000.00 and a maximum of $100,000 per month in accordance with the approval of the Management Committee.